SEAL
Republic of Honduras

OPERATION CONTRACT FOR THE GENERATION OF ELECTRIC POWER AND ENERGY BETWEEN THE MINISTRY OF NATURAL RESOURCES AND ENVIRONMENT AND A CORPORATION CALLED ROTA INVERSIONES S.A. DE C.V.

Us: DARIO CARDONA ROBERTO VALLE, of legal age. married, Doctor in Laws, a Honduran identity card number 1401-1970-00160 residing in this city, acting as Sub Secretary of Natural Resources and Energy, according to agreement  No. 201-2010 dated April 12 two thousand and ten, who from now on and for the purposes of this AGREEMENT be known as "the ministry" and MARCO ANTONIO RODRlGUEZ CALDERON, of legal age, married, engineer, of Honduran nationality, identity card No. 0801-4967-06118, speaking on behalf of the Corporation called ROTA INVESTMENTS S.A.  de C.V., registered under No. 42 Volume 518 of the Land Registry and Commercial lnmueble of Tegucigalpa, acting as general manager and with sufficient administrative power, and thereafter for the purposes of this contract be known as the "OPERATOR" who, subsequently may be appointed jointly as Parties "or individually as" Party, have agreed to celebrate as we welcome the effect this Operating Contract under the terms and conditions as follows:

FIRST: AUTHORIZING AND CONDITIONS:

Section 1.1: AUTHORIZATION: The Generating Company represented by the operator has done all the studies for the construction of a hydroelectric plant on an exclusive basis on the site whose coordinates are described in Annex 1 which is an integral part of this contract and has the installed capacity of five thousand twenty-two point seventy-nine kilowatts (kW 5022.79.) of power and an estimated annual energy production of twenty-four point eighty Gigawatts (24,80 GWh) based on which the GENERATING COMPANY proposed the MINISTRY this OPERATION CONTRACT, reason why in application of Article 66 of the Law Framework of the Sub Electrical Sector opinion was requested from the NATIONAL COMMISSION OF ENERGY as technical advisor, who gave a favorable opinion for the signing of the Operation Contract. The parties acknowledge it is necessary to operate the edge of the water hydroelectric plant known as CHILIGATORO HYDROELECTRIC PROJECT located in the Municipality of Intibucá, department of Intibucá whose facilities are described in Annex No. 1 Project Facilities, subject to the provisions of the existing legal and regulatory framework for the electricity subsector and its future updates, as well as conditions set forth in this Agreement, with quality and cost-effectively, securely and reliably, in order to increase efficiency, use the resource potential and  meet the growing demand for electricity by means of the production of this renewable energy. Any extension beyond these powers require authorization from THE MINISTRY, who granted after verification of the technical capacity of the Generating Company to operate the expanded facilities.

Section 1.2: TERMS OF THE AUTHORIZATION.

Section 1.2.1 GENERAL CONDITIONS: the operating license granted to the Generating Company by this Operation Contact, is subject to compliance by the Generating Company of the provisions of existing legal and regulatory framework for the electricity subsector and its future updates.

Section 1.2.2. CONDITIONS FOR FACILITIES: The Generating Company agrees to build and have their facilities in service within a period not exceeding thirty (30) months from the effective date of this contract. The Generating Company facilities shall meet the applicable standards relating to equipment specifications in order not to disturb the smooth operation of the National Interconnected System. The Generating Company may not reduce the capacity of its facilities except authorized by the Ministry in exceptional cases previously determined by the National Energy Commission.

Section 1.2.3. OPERATION CONDITIONS.

The Generating Company shall have the right to investigate, study, develop, construct, own, operate and maintain the FACILITIES described in Annex 1 and its future extensions for power generation and electricity; performing environmental impact studies, field studies and sampling, generate, sell and convey the generated energy, have licenses and / or temporary or permanent permits for access and use of national areas, take samples, perform activities required for project development having permission of the respective institution, open quarries and extract and / or depositing rock, soil, sand and building materials, using underground water and surface water, use of ambient air, emission of gases into the environment;

request competent authority the imposition of servitude; build transmission and communication lines, build temporary or permanent roads, rights of way, improve roads, build temporary and / or permanent bridges as required for the transport of machinery, equipment and heavy vehicles, other activities related to the research, study, development, construction, ownership, operation, management, monitoring and maintenance of the PLANT ; transmit energy to the POINT OF DELIVERY, export energy through the SIN through tolls, collect tolls for their use of other transmission facilities, pay toll to use third-party transmission, hiring agents, companies, workers or equipment for both domestic and foreign origin.

THE GENERATING COMPANY will be able to develop the activity of power generation and electricity by putting all uncommitted available capacity for self consumption and private physical contracts permitted by law, under the orders of the System Operator reliably and efficiently, managing, operating, monitoring, and properly maintaining the facilities and assets assigned to that activity, observing this effect, "Good Operating Practices", meaning those methods and standard practices and safety performance that are applied at national and international levels, and in compliance with the provisions of the Operation Rules of the National Interconnected System.

While the Operation Rules of the National Interconnected System have not been issued officially, the Generating Company shall apply the rules and procedures of operation established for the National Interconnected System by the  National Company of Electrical Energy.

In particular, the Generating Company shall make available to the System Operator the total available capacity of power generation of the project that is not engaged in physical contracts with individuals.

For purposes of this contract, the System Operator means the body responsible for the  Operation of the National Interconnected System. To the signing of this contract, this organism is the Center of Load dispatch of the National Company of Electric Energy. The Generating Company shall be required to construct the production of support services for the National Interconnected System, in particular, participate in the frequency regulation tasks, supply or absorb reactive power, operation in emergency situations and restoration of power, where appropriate, accepting such instructions given by the System Operator. Any capacity and energy the Generating Company  want to allocate to export, shall propose it first to the System Operator, who has the preferential right of purchase.

In carrying out its activities, the Generating Company shall refrain from any anti-competitive practices, in accordance with the current legislation. Whereas THE MINISTRY through this contract gives the GENERATING COMPANY the authorization of the use of the corresponding area where the renewable natural resource and project development is according to the coordinates detailed in ANNEX 1, those future concessions sought out by third parties to any agency or ministry of the State which are in the areas of influence and area of the proposed development of the GENERATING COMPANY project shall arrange and / or harmonize with the GENERATING COMPANY their exploitation of resources to be grantees while ensuring THE GENERATING COMPANY free and secure use of area and renewable resources used for electricity generation and the future concessionaire must additionally demonstrate the feasibility of conducting their operations in harmony without interference to the project. "Furthermore, the State may implement management programs of watersheds to prevent erosion, conserve ground water, improve the climate, rehabilitate the area, and purify the atmosphere.

The State may assist the GENERATING COMPANY, its agents and contractors in the obtaining the government and local approvals necessary for the operation of the FACILITIES. All of this without prejudice to the laws governing any of the activities mentioned.

Section 1.2.4. BEGINNING OF OPERTATIONCS.

The Generating Company shall inform the MINISTRY, the date of commencement of commercial operation of the plant  at least fifteen (15) days in advance.

Section 1.2.5. CONDITIONS RELATING TO THE SUPERVISION.

For the purpose of monitoring by the State, the Generating Company is obliged to allow access to their facilities to accredited agents of the Ministry of the National Energy Commission (NEC).

The Ministry and the NEC shall give notice of first visit, except in extraordinary or emergency situations, in which case no advance notice is necessary.

Likewise, the Generating Company shall be required to submit to the Ministry a quarterly report in the format that is indicated, and to provide the Ministry and  NCE all requested information for monitoring purposes, including technical information about the installation, operation records and statistics, and accounting and financial information.

SECOND: USE, DURATION, RENOVATION OR PROROGUE, CESSION.- This Contract shall enter into force once approved by National Congress and from its publication in the Official Gazette.

Its duration will be for thirty (30) years counted from the entrance into force of this Contract, being able to be renewed or extended upon its expiration.- The Generating Company shall apply for the renovation or extension at least one year before expiration.

The renovations will be approved by the MINISTRY or competent authority in that moment, at least one hundred eighty (180) days before the expiration of the contract.

It is understood that failure of Generating Company of the contracted obligations hereunder shall constitute cause for denial of the renewal or extension, on the advice of the NEC.

The Generating Company may assign this contract, after approval by the Ministry, to any commercial company which proves to have sufficient technical and financial capacity to continue operations.

THIRD: GROUNDS FOR INTERVENTION BY THE STATE.

In case, THE GENERATING COMPANY cannot operate in compliance with the terms of this Contract, the MINISTRY previous opinion by the NCE, shall notify the nature of the breach to THE GENERATING COMPANY who will have to correct the breach within six (6) months.

If in this time the breaches are not remedied by cause attributable to the GENERATING COMPANY,  THE STATE may intervene and temporarily operate its facilities in accordance with the provisions of the existing legal framework of the electricity subsector.

If within six (6) months from the date of such intervention THE GENERATING COMPANY  cannot resume operation on its own, it will proceed to the termination of this Contract and to cease intervention.

This, without prejudice to the rights that correspond to THE GENERATING COMPANY to generate further administrative and judicial claims.

FOURTH: ANTICIPATED TERMINATION AND CANCELLATION.

The Ministry may terminate the Operation Contract unilaterally by the causes mentioned in Article 72 of the Electric Subsector Framework Law, and also for the following reasons:

a) Start construction work of the project without environmental license;
b) The inability of the Generating Company to rehabilitate the project after an event of force majeure or fortuitous case within a reasonable time trial of the National Energy Commission;
c) The suspension of payments or bankruptcy of the Generating Company, declared by competent authority;
d) The inability of the Generating Company to resume normal operations after a temporary intervention by the State.
e) The mutual agreement of the parts.

For all the above cases mentioned in this clause, provides that the administrative act declaring the termination of the contract or early unilateral termination must be based on an opinion prepared by the NATIONAL ENERGY COMMISSION notifying personally the Legal Representative of the GENERATING COMPANY.

Against the act the resources provided under the Administrative Procedure Act and the Law on Administrative Jurisdiction shall be applied.

FIFTH: OBLIGATIONS OF THE PARTIES IN CASE OF TERMINATION OF CONTRACT.

If at the termination of the Operation Contract, THE GENERATING COMPANY decides not to renew as provided for in Article 71 of the Law Framework of the Sub Electrical Sector or in case of early termination of the Operation Contract for any justified or significant cause, provided in this Operation Contract or in Article 72 of the Law Framework of the Sub Electrical Sector and in addition it is considered by opinion of the State that the facility is necessary for the Operation of the National Interconnected System, the rule of mutual agreement with THE GENERATING COMPANY, can buy their goods identified in the Operation Contract by the institution concerned and through the recognition and payment to THE GENERATING COMPANY of the market value of facilities and equipment.

The market value will be determined by mutual agreement, and if this agreement is not reached within three (3) months after the completion of Operation Contract, the parties will submit to arbitration as provided in the Arbitration and Conciliation Act, contained in Decree 161-2000 dated October 17, 2000 and published in the Official Gazette on February 14, 2001.

SIX RESERVE FUND:  Section 6.1. AMOUNT.

The amount of the reserve fund that the Generating Company shall provide for the fulfillment of the obligations contained in article 44 of the Law Framework of the Sub Electrical Sector shall be: SEVEN THOUSAND TWO HUNDRED SEVENTY-FIVE DOLLARS OF THE UNITED STATES OF AMERICA (US$7,275.00) per year, or alternatively, to contract insurance policies that cover their responsibilities.

In case capacity increases, the amount of the reserve fund or the value of insurance policies, will be increased to the value indicated in proportion to the increase of the average annual energy production.

Section 6.2. VERIFICATION.

Before operation starts, and at any time after the request of the Ministry, the Generating Company shall ensure that it has formed the reserve fund or contracted the insurance policies by the amount specified amount.

Section 6.3. MODALITIES.

The reserve fund may take the form of a Bank Guarantee, a line of credit, bond, or a bank deposit account intended only to direct or indirect payment of compensation referred to in Article 44 of the Law Framework of the Sub Electrical Sector.

SEVENTH: SANCTIONS FOR BREACH.

Section 7.1. SANCTIONS.

If the Generating Company fails to fulfill the obligations established in the present Operation Contract, it shall be subject to sanctions imposed by the NCE through the Ministry, in accordance with what is established in the applicable legislation.

Section 7.2. EXCEPTIONS BY GREATER FORCE OR ACT OF GOD.

The Generating Company shall have no liability if, for Force majeure, duly verified, cannot meet its obligations under this Contract.

However, the Generating Company will make every reasonable effort to mitigate the effects of the events of force majeure.

The Generating Company shall notify the Ministry of every Force Majeure or act of God, within the next seventy-two (72) hours of the event and will also send, within ten (10) days of the initial notification, a second notification that describes the event in detail providing all kinds of tests and give an estimate of the time it will take to overcome the incident. The Ministry may draw a reasonable time for the rehabilitation of the Project. When overcoming the effects of Force Majeure or act of God, Ia Generating Company will make a third notification to the Ministry, informing him of the termination of the period during which its performance was affected by the event.

Section 7.3. EMERGENCIES AND SAFETY.

THE GENERATIN COMPANY will write down the orders and instructions on a temporary basis, by the strictly necessary time, for reasons of general interest, national emergency, emergency in the national interconnected system, or safety of people, is imparted by the MINISTRY and / or the Center of Load Dispatch of ENEE .- As soon as such circumstances disappear, the relationship should again be governed by the contractual clauses described in this Operation Contract.

If during the timeliness any loss would have been caused to the GENERATING COMPANY, the State must indemnify.

In case of disagreement on the calculation of compensation, the pinion of the National Energy Commission shall be requested, and if no agreement is reached even with this opinion, the Party concerned may seek for arbitration within ninety (90) days from which the temporary condition ceases exist undergoing the procedure defined in the Conciliation and Arbitration Act contained in Legislative Decree N0. 151-2000 dated October 17, 2000,  published on February 14, 2001.

EIGHT: PROPERTY SUBJECT TO PURCHASE BY THE MINISTRY.

For the purposes set out in Article 74 of the Law Framework of the Sub Electrical Sector, the Ministry designates the following properties of the Generating Company, who reserves the right to acquire at the termination of the Contract for any cause, project facilities, including water works, electromechanical equipment, lift substation, transmission line for connection to the mains, tools and maintenance equipment and all facilities necessary annexed for the normal operation in electrical power generation and its injection to the transmission network.

The value of these assets will be determined in accordance with the provisions of Article 74 of the Law Framework of the Sub Electrical Sector, as amended by Decree 1970-2007.

NINE: GENERAL PROVISIONS.

Section 9.1. AMENDMENT.

This Operation Contract for Power Generation and Electricity may be extended, amended or modified by agreement and will of the parties and in accordance with the applicable laws.

In the specific case of changes in the installed capacity they must have a favorable opinion of Ministry.

Section 9.2. LOAD DISPATCH CENTER.

It is understood that the Load Dispatch Center (LDC) will have the following obligations:

a) coordinate, supervise, monitor and analyze the operation of the NIS, including international interconnections;
b) Coordinate the scheduling of preventive maintenance of the NIS installations;
c) Obtain and process information necessary to fulfill their duties, and to produce monthly reports to be presented to companies in the sector and the NEC, regarding the operation and projected view of the SIN;
d) Maintain the SIN operation within prudent operational limits of engineering practices.

The GENERATING COMPANY when it is affected by the decisions of the Load Dispatch Center, you can challenge them before the authorities of LOAD DISPATCH CENTER who hear the opinion of the NCE.

The decision of the authorities of the CDC can be subject to the resources of law and the procedures agreed between the parties.

THE GENERATING COMPANY should provide in a timely manner all the technical information requested by the CDC for proper operation of the NIS.

Section 9.3. RISK OF LOSS OF THE COMPANY GENERATING.

The GENERATING COMPANY, will be responsible and bear the risk of any loss or damage to the plant, the interconnection facilities of the owner of the plant if it was not him, or any other property located on the side of the GENERATING COMPANY seen from the point of delivery (including transformer and metering equipment).

Section 9.4. Cession or transfer.

THE GENERATING COMPANY may assign, after authorization by the Ministry, in whole or in part the rights and obligations under this contract to any corporation with technical and financial capacity, except for governments or foreign official corporations, who must meet all requirements of the assigning GENERATING COMPANY and that shall be subrogated in all rights and obligations of the assignor.

THE GENERATING COMPANY has the right to assign, without the prior consent of the Ministry, the benefits and rights granted and the MINISTRY that were set forth in this Contract to any financier or financiers other than a public entity, as security for any loan or loans that THE GENERATING COMPANY may want  to obtain.

Section 9.5. BENEFITS.

This contract may be incorporated into the benefits granted under new Iaws, interpretations or amendments and future contracts with the simple application of the GENERATING MINISTRY who will deliver its respective opinion .

Section 9.6. ANNEX:

Annex 1: Project Facilities are declared an integral part of this Contract.

Section 9.7. APPLICABLE LAW:

The rights and obligations of the parties under or pursuant to this Operation Contract shall be governed by the laws of Honduras and the parties undertake to abide by, comply with and be subject to those laws, especially but without limit, to the legal ordering in administrative matter, electricity and environment.

None of the clauses of Operation Contract shall be construed as contradicting principles and specific provisions contained in the rules governing the Electric Sub-Sector and the General Environmental Act and its regulations, which prevail in case of ambiguity or obscurity of any clause in the Operation Contract and shall apply to regulate all situations not covered by the same.

Section 9.8. RESOURCES OF THE PARTIES IN CASE OF VIOLATION OF CONTRACT.

Any dispute, controversy or claim arising out of this Contract or violation, termination or invalidity thereof (hereafter dispute or disputes) will be resolved under the Settlement Act and Arbitration Decree N0. 161-2000, published on February 14, 2001.

TENTH: NOTIFICATIONS.

Any notification that a party has to make to the other in connection with this Contract, shall be in writing and be directed to the care person who follows and be delivered directly or sent by registered mail, email, duly signed and sealed, scanned and sent in PDF format, or by fax.

The notitlcaciones sent by fax require confirmation in writing and delivered as indicated before, to the Ministry: Ministry of Natural Resources and Environment 100 meters south of the National Stadium, opposite the Campo Birichiche, Tegucigalpa M.D.C. Attention Secretary of State. Phone (504) 232-1386 Fax: (504) 232-6250, e-mail: sdespacho@serna.gob.hn; to the Generating Company: ROTA INVESTMENTS SA. de CV, Col. Palmira, Paseo Republica de Argentina N ° 2203, Phone (504) 232-6607, (504) 232-0041 Tegucigalpa, Attention: General Management. Changes in people and addresses should be reported in a similar way. In testimony which the parties signed this Contract in triplicate in the city of Tegucigalpa, Central District, Republic of Honduras, the 5th day of the month of June, 2010.

DR. DARIO ROBERTO CARDONA V.                 ING. MARCO ANTONIO RODRIGUEZ C.
DR. DARIO ROBERTO CARDONA V.                                        ING. MARCO ANTONIO RODRIGUEZ C.
SUB SECRETARY OF NATURAL                                               GENERAL MANAGER
RESOURCES AND ENVIORMENT                                             ROTA INVESTMENTS, S.A. DE C.V.